UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 17, 2008

QuadraMed Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-32283	52-1992861
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

12110 Sunset Hills Road, Suite 600, Reston, VA 20190

(Address of principal executive office and zip code)

(703) 709-2300

(Registrant’s telephone number, including area code)

(Not Applicable)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

As previously reported in the Current Report on Form 8-K of QuadraMed Corporation (the “Company”) filed with the Securities and Exchange Commission (the “SEC”) on July 22, 2008, the Company’s Board of Directors (the “Board”) approved a policy on July 17, 2008 under which the Company will offer to repurchase shares of restricted stock granted to the Company’s employees on the date such shares vest, with the repurchase limited to the number of shares that is sufficient to permit the employee to meet the tax obligations resulting from the vesting of such shares (the “Policy”).

Pursuant to the Policy, on October 17, 2008, the Company entered into a definitive stock repurchase agreement (the “Agreement”) with Keith B. Hagen, the Company’s President, Chief Executive Officer and Director, for the repurchase of 46,420 shares of the Company’s common stock, for an aggregate purchase price of $313,335. The aggregate purchase price was based upon a price per common share of $6.75, the closing price of the Company’s common stock as reported by The NASDAQ Stock Market, LLC on October 17, 2008.

The aggregate purchase price allows Mr. Hagen to meet the tax obligations associated with the October 17, 2008 cliff-vesting of the 110,000 restricted shares (as adjusted for the one-for-five reverse split effected by the Company on June 13, 2008, as previously reported in the Current Report on Form 8-K of the Company filed with the SEC on June 16, 2008) he received from the Company on October 17, 2005 in connection with his appointment as the Company’s President and Chief Executive Officer. The shares were granted pursuant to the Amended and Restated Restricted Stock Agreement between the Company and Mr. Hagen (as previously filed as Exhibit 99.6 to the Current Report on Form 8-K of the Company as filed with the SEC on August 10, 2007).

The Company will repurchase the shares with existing cash on hand, and the repurchased shares will be held in treasury. The parties have agreed to customary representations, warranties and covenants.

The description of the Agreement and the transactions contemplated thereby is qualified in its entirety by reference to the Agreement filed as Exhibit 2.1 to this Current Report on Form 8-K and incorporated by reference hereto in response to this Item 1.01.

The Agreement has been included to provide investors with information regarding its terms. It is not intended to provide any other factual information about any of the parties thereto.

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

Please see the disclosure set forth under Item 1.01, which is incorporated herein by reference in response to this Item 5.02.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits

Exhibit 2.1	Stock Repurchase Agreement, dated October 17, 2008, by and between QuadraMed Corporation and Keith B. Hagen.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 20, 2008

QuadraMed Corporation

/s/ David L. Piazza
David L. Piazza
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
2.1	Stock Repurchase Agreement, dated October 17, 2008, by and between QuadraMed Corporation and Keith B. Hagen.

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